Exhibit 5.1

January 22, 2024

PowerFleet, Inc.

123 Tice Boulevard

Woodcliff Lake, New Jersey 07677

Re: Registration Statement on Form S-4 (File No. 333-275648) of PowerFleet, Inc.

Ladies and Gentlemen:

We have acted as special counsel to PowerFleet, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-4 (File No. 333-275648) (the “Registration Statement”) relating to up to 76,520,391 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) to be issued by the Company pursuant to the terms of the Implementation Agreement, dated as of October 10, 2023 (the “Implementation Agreement”), by and among the Company, Main Street 2000 Proprietary Limited, a private company incorporated in the Republic of South Africa and a wholly owned subsidiary of the Company, and MiX Telematics Limited, a public company incorporated under the laws of the Republic of South Africa.

For purposes of giving this opinion, we have examined the Registration Statement, the Implementation Agreement, the Company’s Amended and Restated Certificate of Incorporation, the Company’s Amended and Restated Bylaws, and the form of Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation, a copy of which is included as Annex B to the joint proxy statement/prospectus which forms a part of the Registration Statement (which we assume will be effective on or prior to the consummation of the transactions contemplated by the Implementation Agreement). We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the legal capacity of all natural persons to execute and deliver documents, the authenticity and completeness of documents submitted to us as originals and the completeness and conformity with authentic original documents of all documents submitted to us as copies.

January 22, 2024 Page 2

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the Shares will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission (the “SEC”) and such Shares have been issued in the manner contemplated by the Registration Statement and upon the terms and conditions set forth in the Implementation Agreement, such Shares will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of New York. We do not express any opinion as to the effect of any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby concede that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC.

This opinion letter is rendered solely in connection with the Registration Statement and is not to be used for any other purpose. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in fact or law that may hereafter occur.

Very truly yours,

/s/ Olshan Frome Wolosky LLP

OLSHAN FROME WOLOSKY LLP